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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

                      January 16, 2001 (December 29, 2000)
                Date of Report (Date of earliest event reported)


                            TYLER TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                    1-10485                       75-2303920
----------------               -----------                 -------------------
 (State or other               (Commission                  (I.R.S. Employer
 jurisdiction of               File Number)                Identification No.)
incorporation or
  organization)


                            2800 W. Mockingbird Lane
                               Dallas, Texas 75235
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (214) 902-5086
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


================================================================================

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TYLER TECHNOLOGIES, INC.




Date: January 16, 2001          By: /s/ Theodore L. Bathurst
                                    ------------------------------------------
                                    Theodore L. Bathurst
                                    Vice President and Chief Financial Officer
                                    (principal financial officer)




Date: January 16, 2001          By: /s/ Terri L. Alford
                                    ------------------------------------------
                                    Terri L. Alford
                                    Controller
                                    (principal accounting officer)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Effective December 29, 2000, Tyler Technologies Inc. (Company/Tyler) sold for cash its land records business unit, Business Resources Corporation (BRC), including among others, its wholly-owned subsidiaries Government Records Services, Inc. and Title Records Corporation, to an affiliate of Affiliated Computer Services, Inc. (ACS). BRC is a provider of outsourced records management, document workflow, imaging systems and services to state and local governments, as well as being a provider of real estate title plant services to title companies in counties in and around the Dallas/Fort Worth metroplex area. The transaction was valued at approximately $71 million, consisting of approximately $70.0 million in cash and ACS's assumption of approximately $1.0 million of capital lease obligations.

ITEM 5.  OTHER EVENTS

Concurrent with the sale of Business Resources Corporation to ACS, the Board of Directors of the Company authorized management to dispose of the remaining operations of the Information and Property Records Services segment of the Company. These remaining operations consist of NationsData.com, Inc. (NationsData), Capitol Commerce Reporter, Inc. (CCR), Ram Quest Software, Inc. and CompactData Solutions, Inc.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial statements of businesses acquired.

        Not applicable.

(b)     Pro forma financial information.

        Unaudited pro forma condensed consolidated financial statements for the Company are included in this report immediately following the signature page.

(c)     Exhibits.

        10.1 Stock Purchase Agreement, dated as of December 29, 2000, among Affiliated Computer Services, Inc., ACS Enterprise Solutions, Inc., Tyler Technologies, Inc., and Business Resources Corporation.

Unaudited Pro Forma Condensed Consolidated Financial Statements of Tyler Technologies

The unaudited pro forma condensed combined financial statements reflect (i) the combination of consolidated historical financial data of each of the operating companies acquired by Tyler since January 1, 1999 (See Note A) (Completed Acquisition Transactions); (ii) the elimination of the consolidated historical data of the companies sold by the Company in the Completed Kofile Disposition Transaction effective September 29, 2000; (See Note B) (iii) the elimination of the consolidated historical data of the companies sold by the Company in the Completed ACS Disposition Transaction (See Note C) effective December 29, 2000 and (iv) the elimination of the consolidated historical data of the remaining companies in the Information and Property Records Services segment to be sold or abandoned (Pending Disposition Transactions), (See Note D).

The unaudited pro forma condensed combined balance sheet data at September 30, 2000 presents adjustments for the Completed ACS Disposition Transaction and the Pending Disposition Transactions as if each such transaction had occurred on September 30, 2000. The unaudited pro forma condensed combined statement of operations data for the twelve months ended December 31, 1999 and the nine months ended September 30, 2000 present adjustments for the following transactions as if each had occurred on January 1, 1999: (i) the Completed Acquisition Transactions, (ii) the Completed Kofile Disposition Transaction;
(iii) the Completed ACS Disposition Transaction and (iv) the Pending Disposition Transactions.

The purchase method of accounting for acquisitions has been used in the preparation of the unaudited pro forma condensed combined financial statements. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the pro forma data in all material reports.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the respective financial statements and related notes thereto of the Company. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial positions for any future periods or dates.

 Tyler Technologies, Inc.
 Unaudited Pro Forma Condensed Combined Statement of Operations
 Year ended December 31, 1999
 (In thousands, except per share data)

                                                                        Completed
                                                                       Acquisition      Pro forma
                                                     Historical      Transactions(A)   as adjusted
                                                    ------------     ---------------   ------------

Revenues                                            $    108,401      $     38,989     $    147,390
Cost of revenues                                          54,413            25,848           80,261
                                                    ------------      ------------     ------------
     Gross profit                                         53,988            13,141           67,129
Selling, general and administrative expenses              37,909             8,018           45,927
Costs of certain acquisition opportunities                 1,851                --            1,851
Amortization of intangibles                                7,315             2,794           10,109
                                                    ------------      ------------     ------------
     Operating income (loss)                               6,913             2,329            9,242
Interest expense                                           4,893             1,602            6,495
Interest income                                             (320)               --             (320)
                                                    ------------      ------------     ------------
Income (loss) from continuing operations before
   income tax provision (benefit)                          2,340               727            3,067
Income tax provision (benefit)                             2,404               632            3,036
                                                    ------------      ------------     ------------
Income (loss)  from continuing operations           $        (64)     $         95     $         31
                                                    ============      ============     ============

Earnings per common share from continuing operations:
   Basic                                            $      (0.00)                      $       0.00
   Diluted                                          $      (0.00)                      $       0.00

Weighted average common shares outstanding:
    Basic                                                 39,105             2,207 (E4)      41,312
    Diluted                                               39,105             3,480 (E4)      42,585




                                                         Disposition of Information & Property Records Segment
                                                      -----------------------------------------------------------
                                                      Completed Kofile       Completed ACS           Pending
                                                        Disposition           Disposition           Disposition
                                                       Transaction(B)        Transaction(C)       Transactions(D)
                                                      ----------------      ---------------       ---------------

Revenues                                              $        10,296       $        23,801       $         5,844
Cost of revenues                                                3,637                12,222                 4,412
                                                      ---------------       ---------------       ---------------
     Gross profit                                               6,659                11,579                 1,432
Selling, general and administrative expenses                    3,273                 4,329                 2,010
Costs of certain acquisition opportunities                         --                    --                    --
Amortization of intangibles                                       350                 1,612                 1,065
                                                      ---------------       ---------------       ---------------
     Operating income (loss)                                    3,036                 5,638                (1,643)
Interest expense                                                   11                   593                    52
Interest income                                                    --                    --                    --
                                                      ---------------       ---------------       ---------------
Income (loss) from continuing operations before
   income tax provision (benefit)                               3,025                 5,045                (1,695)
Income tax provision (benefit)                                  1,382                 2,415                  (254)
                                                      ---------------       ---------------       ---------------
Income (loss)  from continuing operations             $         1,643       $         2,630       $        (1,441)
                                                      ===============       ===============       ===============

Earnings per common share from continuing operations:
   Basic
   Diluted

Weighted average common shares outstanding:
    Basic
    Diluted




                                                         Pro forma             Pro forma
                                                       adjustments(E)             Tyler
                                                       --------------         ------------

Revenues                                                $         --          $    107,449
Cost of revenues                                                  --                59,990
                                                        ------------          ------------
     Gross profit                                                 --                47,459
Selling, general and administrative expenses                      --                36,315
Costs of certain acquisition opportunities                        --                 1,851
Amortization of intangibles                                       --                 7,082
                                                        ------------          ------------
     Operating income (loss)                                      --                 2,211
Interest expense                                              (5,839)(E2)               --
Interest income                                                   --                  (320)
                                                        ------------          ------------
Income (loss) from continuing operations before
   income tax provision (benefit)                              5,839                 2,531
Income tax provision (benefit)                                 2,160 (E3)            1,653
                                                        ------------          ------------
Income (loss)  from continuing operations               $      3,679          $        878
                                                        ============          ============

Earnings per common share from continuing operations:
   Basic                                                                      $       0.02
   Diluted                                                                    $       0.02

Weighted average common shares outstanding:
    Basic                                                        500 (E4)           41,812
    Diluted                                                      500 (E4)           43,085


See accompanying notes to unaudited pro forma condensed combined financial statements.

 Tyler Technologies, Inc.
 Unaudited Pro Forma Condensed Combined Statement of Operations
 Nine months ended September 30, 2000
 (In thousands, except per share data)

                                                                          Disposition of Information & Property Records Segment
                                                                         --------------------------------------------------------
                                                                         Completed Kofile      Completed ACS         Pending
                                                                            Disposition          Disposition        Disposition
                                                          Historical      Transaction(B)       Transaction(C)     Transactions(D)
                                                       ---------------   ----------------     ---------------     ---------------

Revenues                                               $        99,008   $         6,682      $        21,758     $         3,668
Cost of revenues                                                59,907             3,255               11,222               3,370
                                                       ---------------   ---------------      ---------------     ---------------
     Gross profit                                               39,101             3,427               10,536                 298
Selling, general and administrative expenses                    34,944             2,565                2,336               5,460
Litigation defense costs                                         1,264                --                   --               1,264
Amortization of intangibles                                      7,550               263                1,192                 919
                                                       ---------------   ---------------      ---------------     ---------------
     Operating income (loss)                                    (4,657)              599                7,008              (7,345)
Other income                                                       251                --                   --                  --
Interest expense, net                                            7,442                33                  350                 167
                                                       ---------------   ---------------      ---------------     ---------------
Income (loss) from continuing operations before
   income tax provision (benefit)                              (11,848)              566                6,658              (7,512)
Income tax provision (benefit)                                  (2,161)              365                2,883              (2,360)
                                                       ---------------   ---------------      ---------------     ---------------
Income (loss)  from continuing operations              $        (9,687)  $           201      $         3,775     $        (5,152)
                                                       ===============   ===============      ===============     ===============

Earnings per common share from continuing operations:
  Basic                                                $         (0.22)
  Diluted                                              $         (0.22)

Weighted average common shares outstanding:
   Basic                                                        44,953
   Diluted                                                      44,953



                                                                      Pro forma                Pro forma
                                                                   adjustments(E)              Tyler
                                                                  ---------------            ---------------

Revenues                                                          $            --            $        66,900
Cost of revenues                                                               --                     42,060
                                                                  ---------------            ---------------
     Gross profit                                                              --                     24,840
Selling, general and administrative expenses                                   --                     24,583
Litigation defense costs                                                       --                         --
Amortization of intangibles                                                    --                      5,176
                                                                  ---------------            ---------------
     Operating income (loss)                                                   --                     (4,919)
Other income                                                                 (251)(E1)                    --
Interest expense, net                                                      (6,892)(E2)                    --
                                                                  ---------------            ---------------
Income (loss) from continuing operations before
   income tax provision (benefit)                                           6,641                     (4,919)
Income tax provision (benefit)                                              2,457 (E3)                  (592)
                                                                  ---------------            ---------------
Income (loss)  from continuing operations                         $         4,184            $        (4,327)
                                                                  ===============            ===============

Earnings per common share from continuing operations:
  Basic                                                                                      $         (0.10)
  Diluted                                                                                    $         (0.10)

Weighted average common shares outstanding:
   Basic                                                                 500 (E4)                     45,453
   Diluted                                                               500 (E4)                     45,453



See accompanying notes to unaudited pro forma condensed combined financial statements.

Tyler Technologies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
 September 30, 2000
 (In thousands)

                                                                               Completed ACS Disposition
                                                                                      Transaction(C)
                                                                           ----------------------------------
                                                                               ACS                Pro Forma              Adjusted
                                                           Historical     Disposition(C)         Adjustments            Pro Forma
                                                          ------------    --------------         -----------           ------------
ASSETS
Current assets:
  Cash and cash equivalents                               $        555     $         --          $         --          $        555
  Accounts receivable, net                                      41,571           (6,648)                   --                34,923
  Income taxes receivable                                        1,912               --                (1,396)(C8)              516
  Prepaid expenses and other current assets                      2,806             (760)                   --                 2,046
  Net assets of discontinued operations held for sale               --               --                    --                    --
  Deferred income taxes                                          2,402               --                    --                 2,402
                                                          ------------     ------------          ------------          ------------
     Total current assets                                       49,246           (7,408)               (1,396)               40,442

Property and equipment, net                                     13,250           (5,232)                   --                 8,018
Investment securities available-for-sale                         7,375               --                    --                 7,375
Goodwill and other intangibles, net                            160,352          (58,902)                   --               101,450
Other receivables                                                3,960             (565)                   --                 3,395
Sundry                                                           1,647               (5)                   --                 1,642
                                                          ------------     ------------          ------------          ------------
                                                          $    235,830     $    (72,112)         $     (1,396)         $    162,322
                                                          ============     ============          ============          ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $      3,998     $       (447)         $         --          $      3,551
  Accrued liabilities                                           10,486             (119)                   --                10,367
  Current portion of long-term obligations                      22,615               --               (21,922)(C7)              693
  Deferred revenue                                              21,808           (1,619)                   --                20,189
                                                          ------------     ------------          ------------          ------------
    Total current liabilities                                   58,907           (2,185)              (21,922)               34,800

Long-term obligations, less current portion                     47,313           (1,045)              (45,027)(C7)            1,241
Deferred income taxes                                           12,734           (3,210)                   --                 9,524
Other liabilities                                                4,974               --                    --                 4,974
Shareholders' equity                                           111,902          (65,672)               66,949 (C7)          111,783
                                                                    --               --                (1,396)(C8)               --
                                                          ------------     ------------          ------------          ------------
                                                          $    235,830     $    (72,112)         $     (1,396)         $    162,322
                                                          ============     ============          ============          ============



                                                                  Pending Disposition
                                                                     Transactions(D)
                                                             ------------------------------
                                                               Pending          Pro Forma        Pro Forma
                                                           Dispositions(D)     Adjustments        Tyler
                                                           ---------------     ------------     ------------
ASSETS
Current assets:
  Cash and cash equivalents                                  $        234      $         --     $        789
  Accounts receivable, net                                           (654)               --           34,269
  Income taxes receivable                                              (2)               --              514
  Prepaid expenses and other current assets                          (180)               --            1,866
  Net assets of discontinued operations held for sale                  --             1,033 (D4)       1,033
  Deferred income taxes                                                --                --            2,402
                                                             ------------      ------------     ------------
     Total current assets                                            (602)            1,033           40,873

Property and equipment, net                                        (3,171)               --            4,847
Investment securities available-for-sale                               --                --            7,375
Goodwill and other intangibles, net                               (15,937)               --           85,513
Other receivables                                                      --                --            3,395
Sundry                                                                 (9)               --            1,633
                                                             ------------      ------------     ------------
                                                             $    (19,719)     $      1,033     $    143,636
                                                             ============      ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                           $        (57)     $         --     $      3,494
  Accrued liabilities                                                 (94)               --           10,273
  Current portion of long-term obligations                           (693)               --               --
  Deferred revenue                                                   (265)               --           19,924
                                                             ------------      ------------     ------------
    Total current liabilities                                      (1,109)               --           33,691

Long-term obligations, less current portion                          (912)               --              329
Deferred income taxes                                              (2,013)               --            7,511
Other liabilities                                                      --                --            4,974
Shareholders' equity                                              (15,685)            1,033 (D4)      97,131
                                                                       --                --               --
                                                             ------------      ------------     ------------
                                                             $    (19,719)     $      1,033     $    143,636
                                                             ============      ============     ============



See accompanying notes to unaudited pro forma condensed combined financial statements.

                            TYLER TECHNOLOGIES, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)


A.       COMPLETED ACQUISITION TRANSACTIONS

During 1999 and through January 3, 2000, the Company completed the acquisitions of certain companies, as follows:

On April 21, 1999, the Company acquired Process Incorporated d/b/a Computer Center Software (MUNIS) which designs and develops integrated financial and land management information systems for counties, cities, schools and not-for-profit organizations. MUNIS provides software solutions to customers primarily located throughout the northeastern and southeastern United States.

On November 4, 1999, the Company acquired selected assets and assumed selected liabilities of Cole Layer Trumble Company, (CLT) a division of a privately held company, in an asset purchase agreement with an effective date of October 29, 1999. CLT provides appraisal software and services to governments.

On January 3, 2000, the Company acquired the stock of Capitol Commerce Reporter, Inc. (CCR) of Austin, Texas. CCR provides public records research, primarily UCC's in Texas.

During 1999 and through January 3, 2000, the Company also made other acquisitions which were immaterial.

The Company accounted for all of the aforementioned acquisitions using the purchase method of accounting for business combinations. Results of operations of the acquired entities are included in the Company's consolidated historical financial statements from their respective dates of acquisition. The excess purchase price over the fair value of the net identifiable assets of the acquired companies (goodwill) is amortized using the straight-line method of amortization over their respective estimated useful lives.

(1) The detail of the historical financial data of the companies acquired for periods prior to the respective acquisitions has been obtained from the historical financial statements of the respective acquired companies and represents pro forma adjustments related to the Completed Acquisition Transactions for the year ended December 31, 1999 and is summarized below:


 Pro Forma Adjustments:
                                                          MUNIS              CLT             CCR
                                                       ------------     ------------     ------------
Revenues                                               $      6,648     $     27,248     $      3,011
Cost of revenues                                              3,182           19,729            2,108
                                                       ------------     ------------     ------------
     Gross profit                                             3,466            7,519              903
Selling, general and administrative expenses                  1,699            4,379              322
Amortization of intangibles                                      --               --               --
                                                       ------------     ------------     ------------
     Operating income (loss)                                  1,767            3,140              581
Interest expense, net                                            --               --               --
                                                       ------------     ------------     ------------
Income (loss) from continuing operations before
   income tax provision (benefit)                             1,767            3,140              581
Income tax provision (benefit)                                  654            1,162              215
                                                       ------------     ------------     ------------
Income (loss)  from continuing operations              $      1,113     $      1,978     $        366
                                                       ============     ============     ============



 Pro Forma Adjustments:                                     Other            Pro Forma                As
                                                         acquisitions       Adjustments            Adjusted
                                                         ------------      ------------          ------------
Revenues                                                 $      2,082      $         --          $     38,989
Cost of revenues                                                  829                --                25,848
                                                         ------------      ------------          ------------
     Gross profit                                               1,253                --                13,141
Selling, general and administrative expenses                    1,618                --                 8,018
Amortization of intangibles                                        --             2,794 (A2)            2,794
                                                         ------------      ------------          ------------
     Operating income (loss)                                     (365)           (2,794)                2,329
Interest expense, net                                              --             1,602 (A3)            1,602
                                                         ------------      ------------          ------------
Income (loss) from continuing operations before
   income tax provision (benefit)                                (365)           (4,396)                  727
Income tax provision (benefit)                                   (135)           (1,264)(A4)              632
                                                         ------------      ------------          ------------
Income (loss)  from continuing operations                $       (230)     $     (3,132)         $         95
                                                         ============      ============          ============




(2) Reflects incremental goodwill and related intangible asset amortization related to the Completed Acquisition Transactions from January 1, 1999 to the date of each companies respective acquisition:




                                          Net tangible         Goodwill and
                         Total               Assets         Other Identifiable     Incremental
                        Purchase         (Liabilities)          Intangibles         Intangible
Company acquired         Price              Acquired             Acquired          Amortization
----------------    ---------------      ---------------    ------------------    ---------------
MUNIS                        30,970                  949               30,021                 762
CLT                          10,278                  441                9,837                 735
CCR                           7,019                  246                6,773                 677
Other                        20,636               (2,329)              22,965                 620
                    ---------------      ---------------      ---------------     ---------------
                    $        68,903      $          (693)     $        69,596     $         2,794
                    ===============      ===============      ===============     ===============


(3) Reflects incremental interest expense at an effective annual interest rate of 8.7% related to the Completed Acquisition Transactions from January 1, 1999 to the date of each companies respective acquisitions:


                                     Common       Value of                                                  Total       Incremental
                         Date         Stock        Common         Cash         Other          Total       Purchase        Interest
Company acquired      Acquired       Issued        Stock          Paid      Indebtedness      Debt          Price         Expense
----------------    -------------  ----------    ----------    ----------   ------------   ----------    ----------     -----------
Munis               April 1999          2,703    $   14,561    $   16,250    $      159    $   16,409    $   30,970     $      416
CLT                 November 1999       1,000         4,275         3,000         3,003         6,003        10,278            435
CCR                 January 2000           --            --         3,000         4,019         7,019         7,019            611
Other               Various             2,283        12,954         5,500         2,182         7,682        20,636            140
                                   ----------    ----------    ----------    ----------    ----------    ----------     ----------
                                        5,986    $   31,790    $   27,750    $    9,363    $   37,113    $   68,903     $    1,602
                                   ==========    ==========    ==========    ==========    ==========    ==========     ==========

(4) Reflects the income tax provision related to pro forma adjustments at an effective combined statutory federal and state income tax rate of 37% and adjusted, if necessary, for non-deductible goodwill amortization. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.


B.       COMPLETED KOFILE DISPOSITION TRANSACTION

On September 29, 2000, the Company sold for cash certain non-core assets for an aggregate cash sale price of $14,350, which is prior to estimated transaction costs of $483. The assets sold consisted of certain net assets of Kofile, Inc. and another subsidiary, the Company's interest in a certain intangible work product, and the sale and leaseback of a building and related building improvements. The building was sold for $5,500 (net carrying value of $5,800), the intangible work product was assigned a value of $350 and the remainder of the net proceeds was assigned to the sold subsidiaries. The net proceeds of the sale were used to repay a $472 existing obligation of one of the companies sold, and to reduce the Company's borrowings under its senior credit facility. The building that was sold is the headquarters for the Company's subsidiaries that were sold to ACS and ACS assumed the lease (see Note C).

The assets were sold to investment entities beneficially owned by Mr. William D. Oates, a principal shareholder, Director and Chairman of the Executive Committee of the Company. In connection with the sale, the Company recorded an aggregate gain of $251, after estimating the effects of the post closing adjustments and estimated transaction costs.

(1) The detail of the historical financial data of the companies sold in the Completed Kofile Disposition Transaction for the year ended December 31, 1999 and the nine months ended September 30, 2000 has been obtained from the historical financial statements of the respective companies sold and are summarized as follows:



Year ended December 31, 1999
                                                                      Other         Pro Forma                 As
                                                    Kofile        Dispositions     Adjustments             Adjusted
                                                 ------------     ------------     ------------          ------------
Revenues                                         $      8,181     $      2,115     $         --          $     10,296
Cost of revenues                                        2,160            1,477               --                 3,637
                                                 ------------     ------------     ------------          ------------
     Gross profit                                       6,021              638               --                 6,659
Selling, general and administrative expenses            2,319              254              700 (B2)            3,273
Amortization of intangibles                               350               --               --                   350
                                                 ------------     ------------     ------------          ------------
     Operating income                                   3,352              384             (700)                3,036
Intercompany interest expense                           1,682              287           (1,969)(B3)               --
Interest expense, net                                       4                7               --                    11
                                                 ------------     ------------     ------------          ------------
Income from continuing operations before
   income tax provision                                 1,666               90            1,269                 3,025
Income tax provision                                      879               33              470 (B4)            1,382
                                                 ------------     ------------     ------------          ------------
Income from continuing operations                $        787     $         57     $        799          $      1,643
                                                 ============     ============     ============          ============

Nine months ended September 30, 2000
                                                                         Other          Pro Forma                  As
                                                       Kofile         Dispositions      Adjustments             Adjusted
                                                    ------------      ------------      ------------          ------------
Revenues                                            $      4,700      $      1,982      $         --          $      6,682
Cost of revenues                                           1,728             1,527                --                 3,255
                                                    ------------      ------------      ------------          ------------
     Gross profit                                          2,972               455                --                 3,427
Selling, general and administrative expenses               1,660               380               525 (B2)            2,565
Amortization of intangibles                                  263                --                --                   263
                                                    ------------      ------------      ------------          ------------
     Operating income                                      1,049                75              (525)                  599
Intercompany interest expense                                994               285            (1,279)(B3)               --
Interest expense, net                                          2                31                --                    33
                                                    ------------      ------------      ------------          ------------
Income (loss) from continuing operations before
   income tax provision (benefit)                             53              (241)              754                   566
Income tax provision (benefit)                               175               (89)              279 (B4)              365
                                                    ------------      ------------      ------------          ------------
Income (loss)  from continuing operations           $       (122)     $       (152)     $        475          $        201
                                                    ============      ============      ============          ============



(2) Represents the elimination of corporate expenses for specifically identifiable employee salaries and related benefits which will no longer be incurred subsequent to the Completed Kofile Disposition Transaction and the Completed ACS Disposition Transaction. Such costs aggregated $1,400 for the year ended December 31, 1999 and $1,050 for the nine months ended September 30, 2000. Of the aggregated costs, 50% or $700 in 1999 and $525 in 2000 were allocated to the Completed ACS Disposition.

(3) The historical financial statements of companies included in the Information and Property Records Services segment primarily include only expenses clearly and directly applicable to the individual subsidiaries. Tyler, the parent company and Business Resources Corporation (the holding company for the Information and Property Records Services segment, (BRC)), provide certain services to each subsidiary of Tyler. Accordingly, the historical financial statements of each subsidiary do not reflect the results of operations as if the subsidiary was a separate, stand alone entity for the periods presented since certain overhead expenses and common support expenses provided by Tyler and BRC have not been allocated. Tyler and BRC provide corporate officer support, payroll and benefits administration, centralized legal and insurance services, information technology support and all of the accounting, payable and billing support. In determining the pro forma adjustment to reduce historical consolidated Tyler selling, general and administrative expenses, only those incremental, specifically identifiable costs which will be eliminated have been presented as discussed in Note B (2). Intercompany interest expense has been allocated to each of the operating companies and eliminated in the pro forma adjustment column.

(4) Reflects the income tax provision related to pro forma adjustments at an effective combined statutory federal and state income tax rate of 37% and adjusted, if necessary, for non-deductible goodwill amortization. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

C.       COMPLETED ACS DISPOSITION

On December 29, 2000, the Company sold for cash its land records business unit, Business Resources Corporation (BRC), including, among others, BRC's wholly-owned subsidiaries Government Records Services, Inc. (GRS) and Title Records Corporation (TRC), to an affiliate of Affiliated Computer Services, Inc.
(ACS). The sale price was valued at $71,000 and consisted of $69,955 in cash and ACS assumed certain capital lease obligations amounting to $1,045. The net proceeds of the sale were used to repay an existing obligation of one of the companies sold amounting to $3,027, and to reduce the Company's borrowings under its senior credit facility.

Transaction costs and certain costs directly related to the sale are estimated to be $3,850 for investment, legal, tax and accounting advisory services, severance payments, bonus payments directly related to the Completed ACS Transaction and the issuance of 500 shares of restricted Tyler common stock.

(1) The detail of the historical financial data of the companies sold in the Completed ACS Disposition Transaction for the year ended December 31, 1999 and the nine months ended September 30, 2000 has been obtained from the historical financial statements of the respective companies sold and is summarized as follows:




Year ended December 31, 1999                                                             Other       Pro Forma           As
                                                      BRC          GRS         TRC    dispositions  Adjustments      Adjusted
                                                    -------      -------     -------  ------------  -----------      --------
Revenues                                            $    --      $15,156     $ 6,625      $ 2,020     $    --          $23,801
Cost of revenues                                         --        8,003       3,551          668          --           12,222
                                                    -------      -------     -------      -------     -------          -------
     Gross profit                                        --        7,153       3,074        1,352          --           11,579
Selling, general and administrative expenses          1,281        1,706         742           --        (100)(C2)       4,329
                                                                                                          700(C3)           --
Amortization of intangibles                           1,605           --           7           --          --            1,612
                                                    -------      -------     -------      -------     -------          -------
     Operating income (loss)                         (2,886)       5,447       2,325        1,352        (600)           5,638
Intercompany interest expense                          (598)       2,098       2,581          136      (4,217)(C4)          --
Interest expense, net                                    --          216         377           --          --              593
                                                    -------      -------     -------      -------     -------          -------
Income (loss) from continuing operations before
   income tax provision (benefit)                    (2,288)       3,133        (633)       1,216       3,617            5,045
Income tax provision (benefit)                         (398)       1,214        (219)         480       1,338 (C5)       2,415
                                                    -------      -------     -------      -------     -------          -------
Income (loss)  from continuing operations           $(1,890)     $ 1,919     $  (414)     $   736     $ 2,279          $ 2,630
                                                    =======      =======     =======      =======     =======          =======



Nine months ended September 30, 2000                                                     Other      Pro Forma           As
                                                      BRC          GRS         TRC    dispositions  Adjustments      Adjusted
                                                    -------      -------     -------  ------------  -----------      --------
Revenues                                            $    --      $14,402     $ 5,816     $ 1,540     $    --          $21,758
Cost of revenues                                         --        7,928       2,805         489          --           11,222
                                                    -------      -------     -------     -------     -------          -------
     Gross profit                                        --        6,474       3,011       1,051          --           10,536
Selling, general and administrative expenses             55        1,122         709          --         (75)(C2)       2,336
                                                                                                         525(C3)           --
Amortization of intangibles                           1,186           --           6          --          --            1,192
                                                    -------      -------     -------     -------     -------          -------
     Operating income (loss)                         (1,241)       5,352       2,296       1,051        (450)           7,008
Intercompany interest expense                           (54)       1,918       1,489          93      (3,446)(C4)          --
Interest expense, net                                    --          135         215          --          --              350
                                                    -------      -------     -------     -------     -------          -------
Income (loss) from continuing operations before
   income tax provision (benefit)                    (1,187)       3,299         592         958       2,996            6,658
Income tax provision (benefit)                         (118)       1,305         209         378       1,109 (C5)       2,883
                                                    -------      -------     -------     -------     -------          -------
Income (loss)  from continuing operations           $(1,069)     $ 1,994     $   383     $   580     $ 1,887          $ 3,775
                                                    =======      =======     =======     =======     =======          =======

September 30, 2000


                                                                                                                   Other
                                                      BRC                 GRS                 TRC               Dispositions
                                                ---------------     ---------------      ---------------      ---------------
ASSETS
Current assets:
  Cash and cash equivalents                     $             5     $          (185)     $          (289)     $             2
  Accounts receivable, net                                   --               5,323                1,222                  103
  Income taxes receivable                                    --                  29                   --                   --
  Prepaid expenses and other current assets                  --                 705                   --                   --
  Deferred income taxes                                      --                  --                   --                   --
                                                ---------------     ---------------      ---------------      ---------------
     Total current assets                                     5               5,872                  933                  105

Property and equipment, net                                  --               4,082                1,182                   --
Investment securities available-for-sale                     --                  --                   --                   --
Goodwill and other intangibles, net                      44,522                 702               13,678                   --
Other receivables                                            --                  --                  565                   --
Sundry                                                       --                   5                   --                   --
                                                ---------------     ---------------      ---------------      ---------------
                                                $        44,527     $        10,661      $        16,358      $           105
                                                ===============     ===============      ===============      ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $            --     $           419      $            28      $            --
  Accrued liabilities                                        37                 286                  143                   --
  Current portion of long-term obligations                   --                 706                2,601                   --
  Deferred revenue                                           --                 478                1,141                   --
                                                ---------------     ---------------      ---------------      ---------------
    Total current liabilities                                37               1,889                3,913                   --

Long-term obligations                                        --               1,332                   --                   --
Deferred income taxes                                       833                (655)               3,032                   --
Other liabilities                                            --                  --                   --                   --
Shareholders' equity                                     43,657               8,095                9,413                  105
                                                ---------------     ---------------      ---------------      ---------------
                                                $        44,527     $        10,661      $        16,358      $           105
                                                ===============     ===============      ===============      ===============


                                                                          Adjustments
                                                                           for Tyler           As Adjusted
                                                        Total               Assumed                Sold
                                                      Historical          Activity(C6)        Balance Sheet
                                                   ---------------      ---------------      ---------------
ASSETS
Current assets:
  Cash and cash equivalents                        $          (467)     $           467      $            --
  Accounts receivable, net                                   6,648                   --                6,648
  Income taxes receivable                                       29                  (29)                  --
  Prepaid expenses and other current assets                    705                   55                  760
  Deferred income taxes                                         --                   --
                                                   ---------------      ---------------      ---------------
     Total current assets                                    6,915                  493                7,408

Property and equipment, net                                  5,264                  (32)               5,232
Investment securities available-for-sale                        --                   --                   --
Goodwill and other intangibles, net                         58,902                   --               58,902
Other receivables                                              565                   --                  565
Sundry                                                           5                   --                    5
                                                   ---------------      ---------------      ---------------
                                                   $        71,651      $           461      $        72,112
                                                   ===============      ===============      ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $           447      $            --      $           447
  Accrued liabilities                                          466                 (347)                 119
  Current portion of long-term obligations                   3,307               (3,307)                  --
  Deferred revenue                                           1,619                   --                1,619
                                                   ---------------      ---------------      ---------------
    Total current liabilities                                5,839               (3,654)               2,185

Long-term obligations                                        1,332                 (287)               1,045
Deferred income taxes                                        3,210                   --                3,210
Other liabilities                                               --                   --                   --
Shareholders' equity                                        61,270                4,402               65,672
                                                   ---------------      ---------------      ---------------
                                                   $        71,651      $           461      $        72,112
                                                   ===============      ===============      ===============




(2) Represents the incremental rental expense to the continuing historical financial statements of Tyler in connection with the sale and leaseback of a building and the subsequent assumption of the lease by ACS (see Note B). Such incremental rent represents the facility cost for the Tyler corporate headquarters.

(3) Reflects the elimination of corporate expenses for specifically identifiable employee salaries and related benefits which will no longer be incurred subsequent to the Completed Kofile Disposition Transaction and the Completed ACS Disposition Transaction. Such costs aggregated $1,400 for the year ended December 31, 1999 and $1,050 for the nine months ended September 30, 2000. Of the aggregated costs, 50% or $700 in 1999 and $525 in 2000 were allocated to the Completed Kofile Disposition.

(4)  Reflects the elimination of intercompany interest expense.

(5) Reflects the income tax provision related to pro forma adjustments at an effective combined statutory federal and state income tax rate of 37% and adjusted, if necessary, for non-deductible goodwill amortization. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

(6) Reflects the assumption of certain liabilities of the sold companies by Tyler and other excluded assets or liabilities pursuant to the Stock Purchase Agreement. Tyler remains obligated for the income tax effects of the sale transaction.

(7) Reflects the sale of BRC and related subsidiaries to ACS by reducing the Company's indebtedness and to calculate the loss on the transaction:

        Sale value                                                                            71,000
        Less capital lease obligations assumed by Buyer                                        1,045
                                                                                             -------
        Net cash proceeds                                                                     69,955(a)
        Less estimated transaction costs and certain costs
             directly related to the sale:
                 Cash                                                       3,006(a)
                 Non-cash stock issuance                                      844
                                                                          -------
                                                                                              (3,850)
                                                                                             -------
                                                                                              66,105
        Net assets of companies sold, after adjustments for certain
             liabilities assumed by Tyler                                                     65,672
                                                                                             -------
        Gain on sale                                                                             433
                                                                                             =======

         (a) Represents the adjustment to pro forma shareholders equity and the reduction in current and non-current long term obligations


(8) Reflects the current income tax due on the sale, after consideration of the utilization of existing capital loss carryforwards and before consideration of operating losses incurred during the nine months ended September 30, 2000.

D.       PENDING DISPOSITION TRANSACTIONS

Concurrent with the sale of Business Resources Corporation to ACS and on December 29, 2000, the Board of Directors of the Company authorized management to dispose of the remaining operations of the Information and Property Records Services segment of the Company by December 31, 2001. These remaining operations consist of NationsData.com, Inc. (NationsData), Capitol Commerce Reporter, Inc.
(CCR), Ram Quest Software, Inc. and CompactData Solutions, Inc. NationsData is a start-up company which was in the process of constructing a national repository of public records data, and this database has web-enabled property tax information for thousands of parcels of real property nationwide. CCR was purchased on January 3, 2000 and provides public records research, principally UCC's in Texas. The interdependency of these operations with those of Business Resources Corporation (BRC) resulted in the Company's decision to discontinue the development of the database and other related products and exit the land records business when the Company elected to sell BRC.

The sale of CCR and the orderly liquidation of the remaining assets are considered by management to realize aggregate net estimated proceeds of $4,750.

(1) The detail of the historical financial data of the companies to be sold in the Pending Disposition Transaction for the year ended December 31, 1999 and the nine months ended September 30, 2000 has been obtained from the historical financial statements of the respective companies to be sold and is summarized as follows:

Year ended December 31, 1999


                                                                                       Other        Pro Forma             As
                                                        CCR          NationsData    dispositions   Adjustments         Adjusted
                                                    ------------     ------------   ------------   ------------      ------------
Revenues                                            $      3,011     $         18   $      2,815   $         --      $      5,844
Cost of revenues                                           2,108              115          2,189             --             4,412
                                                    ------------     ------------   ------------   ------------      ------------
     Gross profit                                            903              (97)           626             --             1,432
Selling, general and administrative expenses                 322              841            847             --             2,010
Litigation defense costs                                      --               --             --             --                --
Amortization of intangibles                                  677               89            299             --             1,065
                                                    ------------     ------------   ------------   ------------      ------------
     Operating income (loss)                                 (96)          (1,027)          (520)            --            (1,643)
Intercompany interest expense                                 --              240            523           (763)(D2)           --
Interest expense, net                                         --               52             --             --                52
                                                    ------------     ------------   ------------   ------------      ------------
Income (loss) from continuing operations before
   income tax provision (benefit)                            (96)          (1,319)        (1,043)           763            (1,695)
Income tax provision (benefit)                               215             (446)          (290)           267 (D3)         (254)
                                                    ------------     ------------   ------------   ------------      ------------
Income (loss)  from continuing operations           $       (311)    $       (873)  $       (753)  $        496      $     (1,441)
                                                    ============     ============   ============   ============      ============



Nine months ended September 30, 2000


                                                                                     Other        Pro Forma                As
                                                      CCR         NationsData     dispositions    Adjustments           Adjusted
                                                  ------------    ------------    ------------    ------------        ------------
Revenues                                          $      2,394    $         61    $      1,213    $         --        $      3,668
Cost of revenues                                         1,968             256           1,146              --               3,370
                                                  ------------    ------------    ------------    ------------        ------------
     Gross profit                                          426            (195)             67              --                 298
Selling, general and administrative expenses               150           4,420             890              --               5,460
Litigation defense costs                                    --           1,264              --              --               1,264
Amortization of intangibles                                507             189             223              --                 919
                                                  ------------    ------------    ------------    ------------        ------------
     Operating income (loss)                              (231)         (6,068)         (1,046)             --              (7,345)
Intercompany interest expense                              628             389             293          (1,310)(D2)             --
Interest expense, net                                       (1)            168              --              --                 167
                                                  ------------    ------------    ------------    ------------        ------------
Income (loss) from continuing operations before
   income tax provision (benefit)                         (858)         (6,625)         (1,339)          1,310              (7,512)
Income tax provision (benefit)                            (123)         (2,283)           (413)            459 (D3)         (2,360)
                                                  ------------    ------------    ------------    ------------        ------------
Income (loss)  from continuing operations         $       (735)   $     (4,342)   $       (926)   $        851        $     (5,152)
                                                  ============    ============    ============    ============        ============

Balance Sheet at September 30, 2000                                                                   As Adjusted to
                                                                                       Other         be Sold Balance
                                                NationsData           CCR           Dispositions          Sheet
                                                ------------      ------------      ------------     ---------------
ASSETS
Current assets:
  Cash and cash equivalents                     $       (128)     $        (87)     $        (19)     $       (234)
  Accounts receivable, net                                10               379               265               654
  Income taxes receivable                                  2                --                --                 2
  Prepaid expenses and other current assets              163                15                 2               180
  Deferred income taxes                                   --                --                --                --
                                                ------------      ------------      ------------      ------------
     Total current assets                                 47               307               248               602

Property and equipment, net                            2,901                37               233             3,171
Investment securities held-for-sale                       --                --                --                --
Goodwill and other intangibles, net                    7,415             6,267             2,255            15,937
Sundry                                                     9                --                --                 9
                                                ------------      ------------      ------------      ------------
                                                $     10,372      $      6,611      $      2,736      $     19,719
                                                ============      ============      ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $         42      $         19                (4)               57
  Accrued liabilities                                     44                20                30                94
  Current portion of long-term obligations               693                --                --               693
  Deferred revenue                                        --                --               265               265
                                                ------------      ------------      ------------      ------------
    Total current liabilities                            779                39               291             1,109

Long-term obligations, less current portion              882                --                30               912
Deferred income taxes                                  1,807                --               206             2,013
Other liabilities                                         --                --                --                --
Shareholders' equity                                   6,904             6,572             2,209            15,685
                                                ------------      ------------      ------------      ------------
                                                $     10,372      $      6,611      $      2,736      $     19,719
                                                ============      ============      ============      ============



(2)  Reflects the elimination of intercompany interest expense.

(3) Reflects the income tax provision related to pro forma adjustments at an effective combined statutory federal and state income tax rate of 35% and adjusted, if necessary, for non-deductible goodwill amortization. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

(4) Reflects the estimated net loss of the dispositions of the remaining operations of the Information and Property Records Services segment:


       Estimated net proceeds (net of costs to dispose)                                              $     4,750(a)
       Net assets of companies to be disposed:
            Total allocated net assets                                                 15,685
            Add allocated debt of the sold companies                                    1,605 (a)
                                                                                  -----------
            Net assets including debt                                                  17,290
       Estimated operating losses from the measurement date of December 29,
          2000 to the expected disposition date, primarily as a result of the effects of settlement of certain employment contracts, losses on real property leases, severance costs and similar closing related costs
                                                                                        3,250 (a)
       Income tax benefit on future operating losses                                   (1,138)(a)         19,402
                                                                                  -----------        -----------
       Loss on disposition                                                                                14,652
                                                                                                     ===========

     (a)  Represents net assets of discontinued operations held for sale.

     In determining the ranges of amounts of estimated net proceeds and the estimated operating losses during the disposition period management used estimates, which it considered reasonable. Because of the uncertainty regarding dispositions of this nature, it is reasonably possible that the amounts recorded could change upon the ultimate dispositions of these companies.

E.       OTHER PRO FORMA ADJUSTMENTS


(1) Reflects the elimination of other income from continuing operations in connection with the Completed Kofile Disposition Transaction.

(2) Reflects the reduction to interest expense in connection with the consummation of the Completed Kofile Disposition and the Completed ACS
     Disposition:


                                                                                            Year Ended      Nine Months Ended
                                                                                         December 31, 1999  September 30, 2000
                                                                                         -----------------  ------------------
Estimated net proceeds after cash transaction
  costs and certain other costs
  directly related to the sale:

           Completed Kofile Disposition (Note B)                                          $        13,867     $        13,867
           Completed ACS Disposition (Note C)                                                      66,949              66,949
                                                                                          ---------------     ---------------
                                                                                                   80,816              80,816
                                                                                          ===============     ===============

Reduction in interest expense on external indebtedness based on average effective interest rate (after consideration of amortization of debt issue costs) of 8.7% for the year ended December 31, 1999 and 12.4%
  for the nine months ended September 30, 2000                                            $         7,031     $         7,516
                                                                                          ===============     ===============

Limitation on reduction of interest expense to the
  historical amount reported, adjusted for incremental
  interest expense in connection with companies acquired                                            5,839               6,892
                                                                                          ---------------     ---------------

Pro forma reduction in interest expense                                                   $         5,839     $         6,892
                                                                                          ===============     ===============

(3) Reflects the income tax provision related to pro forma adjustments at an effective combined statutory federal and state income tax rate of 37% and adjusted, if necessary, for non-deductible goodwill amortization. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

(4) Reflects the incremental number of shares of common stock issued as if all the acquisitions and dispositions occurred on January 1, 1999 as follows:




                                                                                                        Nine Months
                                                                                Year Ended                 Ended
                                                                             December 31, 1999       September 30, 2000
                                                                           --------------------     --------------------

Historical basic weighted average shares outstanding                                     39,105                   44,953
Incremental weighted average shares relating to
 acquisitions and dispositions:
  Issuance of shares of common stocks in conjunction
     with acquisitions consummated throughout 1999 weighted for
     the period prior to the acquisition                                                  2,207                       --
  Issuance of 500 shares of common stock in connection with
      the Completed ACS Transaction                                                         500                      500
                                                                           --------------------     --------------------
Basic weighted average common shares outstanding                                         41,812                   45,453
Effect of dilutive securities:
  Employee stock options and warrants                                                     1,273                       --
                                                                           --------------------     --------------------
Diluted weighted average common shares outstanding                                       43,085                   45,453
                                                                           ====================     ====================

                               INDEX TO EXHIBITS

                 EXHIBIT
                 NUMBER                       DESCRIPTION
                 -------                      -----------
                  10.1     Stock Purchase Agreement, dated as of December 29,
                           2000, among Affiliated Computer Services, Inc., ASC
                           Enterprise Solutions, Inc., Tyler Technologies, Inc.,
                           and Business Resource Corporation